SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   June 16, 2008

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   260-969-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 16, 2008, Steel Dynamics, Inc. (the “Company”) and certain employee shareholders of the Company who received Steel Dynamics, Inc. common stock in connection with the Company’s purchase of OmniSource Corporation on October 26, 2007 (the “Rifkin Shareholders”), including Daniel M. Rifkin, currently the Company’s Executive Vice President and President and Chief Operating Officer of Metals Recycling, entered into an amendment (the “Amendment”) of certain provisions of the Shareholders Agreement between the Company and the Rifkin Shareholders entered into at the time of the acquisition.  A copy of the Shareholders Agreement was previously filed as Exhibit 10.6 to the Company’s current report on Form 8-K/A filed November 6, 2007.

The Amendment, a copy of which is furnished herewith as Exhibit 99.1, was entered into in connection with the separation of Mr. Rifkin and his two brothers, Richard S. Rifkin and Martin S. Rifkin, both of them Rifkin Shareholders and currently Executive Vice Presidents of OmniSource Corporation, from their employment with OmniSource Corporation on or before July 1, 2008.

As part of the consideration paid by the Company in connection with the OmniSource acquisition, the Rifkin Shareholders received a total of 18,339,340 shares of the Company’s common stock (the “Stock”).  The Shareholders Agreement provides, in part, that the Rifkin Shareholders are entitled to transfer (i) up to twenty-five percent (25%) of their holdings on or after July 26, 2008, with Company approval, or on or after October 26, 2008 without Company approval, (ii) an additional twenty-five percent (25%) of their holdings from and after January 26, 2009, and (iii) the final fifty percent (50%) of their holdings from and after April 26, 2009.

The Amendment provides that, with respect to their Stock, the Rifkin Shareholders may each transfer up to ten percent (10%) of their holdings, if they wish, from and after July 26, 2008, and an additional ten percent (10%) of their holdings on each monthly anniversary of July 26, 2008, in each case including the right to buy or sell certain types of exchange-traded options, all as more particularly described in the Amendment.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  In connection with the Amendment described in Item 1.01 of this report, Daniel M. Rifkin’s employment with the Company will terminate at a mutually agreeable date no later than July 1, 2008.  Mr. Rifkin will receive his regular salary through his date of termination.  In addition, in lieu of a pro rata bonus for Mr. Rifkin, as well as for Richard S. and Martin S. Rifkin, for the portion of 2008 to the date of termination, the Rifkins and the Company have agreed that the Company will make a charitable contribution in that amount to the Rifkin family foundation.  Mr. Rifkin has not resigned his position as a director of the Company.

Mr. Rifkin has indicated to the Company that his resignation is based both upon certain post-acquisition differences with Company management over the operational and strategic direction of the Company’s scrap business, as well as his desire to pursue other business opportunities.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit Number	Description

99.1	Amendment to Shareholders Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/ Theresa E. Wagler
Date: June 16, 2008	By:	Theresa E. Wagler
	Title:	Vice President